EXHIBIT 32.1

CERTIFICATION PURSUANT
Section 1350 Certification

In connection with the annual report of Hydron Technologies, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Richard Banakus, Interim President and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

HYDRON TECHNOLOGIES, INC.
/s/: Richard Banakus

Richard Banakus
Interim President, Principal Financial and Accounting Officer
January 13, 2010